(Form F-6 File No 333-10758)


EXHIBIT A TO DEPOSIT AGREEMENT
No.


AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents two hundred and fifty (250)
deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL VALUE OF 5 PENCE PER
SHARE OF
QXL RICARDO PLC
(INCORPORATED UNDER THE
LAWS OF ENGLAND AND WALES)

      The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
                                                  , or
registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called Shares) of QXL ricardo plc,
incorporated under the laws of the United
Kingdom (herein called the Company).  At
the date hereof, each American Depositary
Share represents two hundred and fifty
(250) Shares which are either deposited or
subject to deposit under the deposit
agreement at the London, England office of
The Bank of New York (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt
is one of an issue (herein called Receipts),
all issued and to be issued upon the terms
and conditions set forth in the deposit
agreement, dated as of October 14, 1999
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt
agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property
and cash from time to time received in
respect of such Shares and held thereunder
(such Shares, securities, property, and cash
are herein called Deposited Securities).
Copies of the Deposit Agreement are on
file at the Depositarys Corporate Trust
Office in New York City and at the office
of the Custodian.
      The statements made on the face
and reverse of this Receipt are summaries
of certain provisions of the Deposit
Agreement and are qualified by and subject
to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purposes of withdrawal of
the Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt, and upon payment of the fee
of the Depositary provided in this Receipt,
and subject to the terms and conditions of
the Deposit Agreement, the Owner hereof
is entitled to delivery, to him or upon his
order, of the amount of Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates in the name of
the Owner hereof or as ordered by him or
by the delivery of certificates properly
endorsed or accompanied by proper
instruments of transfer to the Owner hereof
or as ordered by him and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the London,
England office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended, except as permitted in
General Instruction IA(i) and in Form F-6
(as such instruction may be amended from
time to time) under the Securities Act in
connection with respect to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment
of dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.
3.	TRANSFERS, COMBINATION,
AND SPLIT-UPS OF
RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary
at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer, and duly stamped as may be
required by the laws of the State of New
York and of the United States and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary.
This Receipt, subject to the terms of the
Deposit Agreement, may be split into other
such Receipts, or may be combined with
other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.
4.	LIMITATIONS ON
EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER
OF RECEIPTS.
      As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of Shares or the
presentor of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may
require the production of proof satisfactory
to it as to the identity and genuineness of
any signature and may also require
compliance with any laws or governmental
regulations relating to Receipts or
American Depositary Shares or to the
withdrawal of Deposited Securities and any
such reasonable regulations, if any, the
Depositary may establish consistent with
the provisions of the Deposit Agreement or
this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or any
securities exchange on which such Receipts
or Shares are listed or under any provision
of the Deposit Agreement or this Receipt,
or for any other reason, subject to Article
(22) hereof.  Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares, or,
to the extent the Depositary has received
instructions with respect thereto from the
Company, any Shares the deposit of which
would violate any provision of the
Memorandum and Articles of Association
of the Company.
5.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by
the Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
this Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
6.	WARRANTIES ON DEPOSIT
OF SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor are validly issued, fully paid,
nonassessable, and free of any pre-emptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such
person shall also be deemed to represent
that the deposit of such Shares and the sale
of Receipts evidencing American
Depositary Shares representing such Shares
by that person are not restricted under the
Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
7.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the
Foreign Registrar, if applicable, to execute
such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary exemption is in force or
approval has been granted by any
governmental body in the United Kingdom
which is then performing the function of
the regulation of currency exchange.
8.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the
fees, reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months or at
such other intervals as the Company and
the Depositary may agree.  The charges and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers, if any, of Shares generally on the
Share register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals
under the Deposit Agreement, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such reasonable
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.5 of the Deposit
Agreement, (5) a fee of $5.00 or less per
100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section
2.3, 4.3 or 4.4 of the Deposit Agreement,
and the surrender of Receipts pursuant to
Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, (7) a fee for the
distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities
are instead distributed by the Depositary to
Owners.
      The Depositary, subject to Article
(8) hereof, may own and deal in any class
of securities of the Company and its
affiliates and in Receipts.
9.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Company (or
any agent of the Company recording Share
ownership) of rights to receive Shares from
the Company (or any such agent).  No such
issue of Receipts will be deemed a
Pre-Release that is subject to the
restrictions of the following paragraph.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in
lieu of Shares  in satisfaction of a
Pre-Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation and agreement from the
person to whom Receipts are to  be
delivered (the Pre-Releasee) that the
Pre-Releasee, or its customer, (i) owns the
Shares or Receipts to be remitted, as the
case may be, (ii) assigns all beneficial
rights, title and interest in such Shares or
Receipts, as the case may be, to the
Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent
of the Depositary, disposing of such Shares
or Receipts, as the case may be), other than
in satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially
similar liquidity and security, (c) terminable
by the Depositary on not more than five (5)
business days notice, and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time
as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into under the
Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For
purposes of enabling the Depositary to
fulfill its obligations to the Owners under
the Deposit Agreement, the collateral
referred to in clause (b) above shall be held
by the Depositary as security for the
performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including
the Pre-Releasees obligation to deliver
Shares or Receipts upon termination of a
Pre-Release transaction (and shall not, for
the avoidance of doubt, constitute
Deposited Securities under the Deposit
Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
10.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Company and the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute Owner hereof
for the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for
in the Deposit Agreement or for all other
purposes.
11.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been
executed by the Depositary by the manual
or facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
12.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 100 F Street,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by
the Depositary as the holder of the
Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also, upon written request
of the Company, send to Owners of
Receipts copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners
provided that such inspection shall not be
for the purpose of communicating with
Owners in the interest of a business or
object other than the business of the
Company or a matter related to the Deposit
Agreement or the Receipts.
13.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution as promptly as practicable into
Dollars and will distribute, as promptly as
practicable, the amount thus received to the
Owners entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them, respectively; provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Sections 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.1, 4.3
or 4.4 of the Deposit Agreement, the
Depositary will, after consultation with the
Company, cause the securities or property
received by it to be distributed to the
Owners entitled thereto, as promptly as
practicable in proportion to the number of
ADSs representing such Deposited
Securities held by them, respectively, in any
manner that the Depositary, after
consultation with the Company, may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners entitled thereto, or if for
any other reason the Depositary, after
consultation with the Company, deems such
distribution not to be feasible, the
Depositary, after consultation with the
Company, may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property
thus received, or any part thereof, and the
net proceeds of any such sale (net of the
fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners entitled thereto as in the case of a
distribution received in cash; provided,
however, that no such distribution to
Owners pursuant to Section 4.2 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or
any of its agents.  To the extent that such
securities or property or the net proceeds
thereof are not effectively distributed to
Owners as provided in this paragraph, each
American Depositary Share shall thereafter
also represent the additional securities or
property distributed in respect of the Shares
represented by such American Depositary
Share prior to such distribution.
      If any distribution upon Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may
with the approval of the Company, and
shall if the Company shall so request,
distribute to the Owners of outstanding
Receipts entitled thereto, in proportion to
the number of ADSs representing such
Deposited Securities held by them,
respectively, additional Receipts evidencing
an aggregate number of American
Depositary Shares representing the amount
of Shares received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement, provided, however, that no
such distribution to Owners shall be
unreasonably delayed by any action of the
Depositary or any of its agents.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in the Deposit Agreement.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary
may by public or private sale dispose of all
or a portion of such property (including
Shares and rights to subscribe therefor) in
such amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners entitled
thereto in proportion to the number of
American Depositary Shares held by them
respectively. The Depositary agrees to use
reasonable efforts to cooperate with the
Issuer in connection with the Issuers
compliance with arrangements known as H
arrangements or other arrangements
designed to facilitate the obtaining of
benefits under the U.K.-U.S. double tax
treaty by the Owners and Beneficial
Owners of Receipts.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive Foreign Currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted as promptly as practicable, by
sale or in any other manner that it may
determine, such Foreign Currency into
Dollars, and such Dollars shall be
distributed as promptly as practicable to the
Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders
thereof to such Dollars, then to the holders
of such warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account
of exchange restrictions, the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
      If such conversion or distribution
can be effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if any,
as it may deem desirable.
      If at any time the Depositary shall
determine that any Foreign Currency
received by the Depositary is not pursuant
to applicable law convertible in whole or in
part into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the reasonable opinion of the Depositary is
not obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary, the
Depositary may distribute the Foreign
Currency (or an appropriate document
evidencing the right to receive such Foreign
Currency) received by the Depositary to, or
in its discretion may hold such Foreign
Currency uninvested and without liability
for interest thereon for the respective
accounts of, the Owners entitled to receive
the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
15.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights
on behalf of any Owners and making the
net proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering by reason of applicable law, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of
the offering of any rights the Depositary
determines in its discretion that it is lawful
and feasible to make such rights available
to all Owners or to certain Owners but not
to other Owners, the Depositary, after
consultation with the Company,  may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the
American Depositary Shares of such Owner
under the Deposit Agreement, the
Depositary will make such rights available
to such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion
to permit such rights to be exercised and (b)
such Owner has executed such documents
as the Company has determined in its sole
discretion are reasonably required under
applicable law.
      After consultation with the
Company, if the Depositary has distributed
warrants or other instruments for rights to
all or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner
to the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the Company
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended, if
required, in accordance with applicable
U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines in its
reasonable discretion that it is not lawful
and feasible to make such rights available
to all or certain Owners, it may sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject
to the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants
or other instruments, upon an averaged or
other practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.  No
distributions of rights or the net proceeds of
any sale of rights to Owners shall be
unreasonably delayed by any action of the
Depositary or any of its agents.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act, provided
that nothing in the Deposit Agreement will
create or be construed to create, any
obligation on the part of the Company to
file a registration statement with respect to
such rights or securities or to endeavor to
have such a registration statement declared
effective.  If an Owner of Receipts requests
distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon which
the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
16.	RECORD DATES.
      Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number
of Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary, after
consultation with the Company to the
extent practicable, shall fix a record date
(which will be as close as reasonably
practicable to the date corresponding to the
record date, if any, fixed by the Company in
respect of Shares) (a) for the determination
of the Owners who shall be (i) entitled to
receive such dividend, distribution or rights
or the net proceeds of the sale thereof or (ii)
entitled to give instructions for the exercise
of voting rights at any such meeting, or (b)
on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions
of the Deposit Agreement.
17.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company the Depositary shall, as
soon as practicable thereafter, mail to the
Owners a notice, the form of which notice
shall be approved of or furnished by the
Company which shall contain (a) such
information as is contained in such notice
of meeting, (b) a statement that the Owners
as of the close of business on a specified
record date will be entitled, subject to any
applicable provision of English law and of
the Memorandum and Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given including an express indication
that such instructions may be given or
deemed given in accordance with the last
sentence of this paragraph if no instruction
is received, to the Depositary to give a
discretionary proxy to a person designated
by the Company.  Upon the written request
of an Owner on such record date, received
on or before the date established by the
Depositary for such purpose, (the
Instruction Date) the Depositary shall
endeavor, in so far as practicable, to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the
Instruction Date, the Depositary shall deem
such Owner to have instructed the
Depositary to give a discretionary proxy to
a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not
wish such proxy given, (y) substantial
opposition exists or (z) such matter
materially and adversely affects the rights
of holders of Shares.
18.	CHANGES AFFECTING
DEPOSITED
SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change
in nominal value, change in par value,
split-up, consolidation, or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant
to the following sentence.  In any such case
the Depositary may with the Companys
approval, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
19.	LIABILITY OF THE
COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents, or affiliates
shall incur any liability to any Owner or
Beneficial Owner or other person, if by
reason of any provision of any present or
future law of the United States or any other
country, or of any other governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Memorandum and Articles of
Association of the Company, or by reason
of any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company or any of their respective
directors, employees, agents or affiliates
shall be prevented or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or the Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary or the Company nor
any of their respective directors, employees,
agents or affiliates incur any liability to any
Owner or Beneficial Owner or other person
by reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.4 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds
available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Each of the Company,
the Depositary and its directors, employees,
agents or affiliates assume no obligation
nor shall they be subject to any liability
under the Deposit Agreement to any Owner
or Beneficial Owner or other person, except
that the Depositary and the Company agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company nor any of
their directors, employees, agents or
affiliates shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve
it in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their directors,
employees, agents or affiliates shall be
liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
holder of a Receipt, or any other person
believed by it in good faith to be competent
to give such advice or information.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith. Each of the Depositary, the Issuer and
their respective directors, employees,
agents and controlling persons (as defined
under the Securities Act of 1933), may rely
and shall be protected in acting upon any
written notice, request, direction or other
document believed by such person to be
genuine and to have been signed or
presented by the proper parties. The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act
or omission of the Depositary or in
connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection
with the issue out of which such potential
liability arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
20.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of
a successor depositary and its acceptance of
such appointment as provided in the
Deposit Agreement.
21.	THE CUSTODIAN.
      Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners to do so, it may
appoint a substitute or additional custodian
or custodians.  Immediately upon any
change in Custodian the Depositary shall
give notice thereof to the Company.
22.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the
Company and the Depositary in any respect
which they may deem necessary or
desirable without the consent of the
Owners.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall,
however, not become effective as to
outstanding Receipts until the expiration of
ninety days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner
of any Receipt to surrender such Receipt
and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
23.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement.  On and after the
date of termination, the Owner of this
Receipt, will upon (a) surrender of this
Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges,
will be entitled to delivery, to him or upon
his order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt.  If any Receipts shall remain
outstanding after the date of termination,
the Depositary thereafter shall discontinue
the registration of transfers of Receipts,
shall suspend the distribution of dividends
to the Owners thereof, and shall not give
any further notices or perform any further
acts under the Deposit Agreement, except
that the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights as
provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary
(after deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except for its obligations to the Company
with respect to indemnification and to
account for such net proceeds and other
cash (after deducting, in each case, the fee
of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges,
and expenses.
24.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement
to permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section
I.A.(1) of the General Instructions to the
Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
25.	DISCLOSURE OF INTERESTS.

      Notwithstanding any other
provision of the Deposit Agreement, each
Owner and Beneficial Owner agrees to be
bound by and subject to the Memorandum
and Articles of Association of the Company
(to the same extent as if such American
Depositary Shares evidenced by such
Receipt were the Shares represented by
such American Depositary Shares
evidenced by such Receipt, provided,
however, that such provisions shall apply to
such persons only to the extent feasible),
and to provide such information as the
Company may request in a disclosure
notice (a Disclosure Notice) given pursuant
to statutory provisions of English law or the
Memorandum and Articles of Association.
Failure of an Owner or Beneficial Owner to
provide in a timely fashion information
requested in any Disclosure Notice may, in
the Companys sole discretion, result in the
withholding of certain rights in respect of
such Owner or Beneficial Owners
American Depositary Shares (including
voting rights and certain rights as to
dividends in respect of the Shares
represented by such American Depositary
Shares).  The Depositary agrees to use its
reasonable efforts to comply with any
instructions received from the Company
requesting that the Depositary take the
actions specified therein to obtain such
information.
      In addition, any Owner or Beneficial
Owner who is or becomes directly or
indirectly interested (within the meaning of
Section 208 and 209 of the United
Kingdom Companies Act 1985, as
amended from time to time (the Companies
Act)), in the issued ordinary share capital of
the Company equal to or in excess of the
then notifiable interest (at the date hereof,
three percent (3%)) or such other amount as
may be required by the Companies Act, or
is aware that another person for whom it
holds such Receipts is so interested, must
within two (2) business days (or such other
period as may be required by the
Companies Act) after becoming so
interested or so aware, and thereafter upon
any changes of at least one percent (1%) of
the outstanding Shares, notify the Company
as required by the Companies Act.
      If the Company requests
information from the Depositary or the
Custodian, as the registered owners of
Shares, pursuant to the Memorandum and
Articles of Association of the Company or
the Companies Act, the obligations of the
Depositary or the Custodian, as the case
may be, shall be limited to disclosing to the
Company such information relating to the
Shares in question as has in each case been
recorded by it pursuant to the terms of the
Deposit Agreement.
26.	MAINTENANCE OF
RECORDS.
      The Depositary agrees to maintain
or cause its agents to maintain records of all Receipts surrendered and Deposited
Securities withdrawn under Section 2.05 of the Deposit Agreement, substitute Receipts delivered under Section 2.07 of the Deposit
Agreement, and of cancelled or destroyed
Receipts under Section 2.08 of the Deposit
Agreement, in keeping with procedures
ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.




(..continued)



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